[LOGO OF HAZLETT, LEWIS & BIETER, PLLC]






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended May 29, 1999, of our report dated June 25, 1999, with respect to the financial statements of American Consumers, Inc.



                                               /s/ HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 24, 1999